PIONEER INVESTOR REPRESENTATION AGREEMENT


As a condition to LIVE ENTERTAINMENT INC., a Delaware corporation ("LIVE"), CAROLCO ACQUISITION
CORP., a Delaware corporation and a wholly-owned subsidiary of LIVE ("CAC"), and CAROLCO PICTURES
INC., a Delaware corporation ("Carolco"), entering into an Agreement and Plan of Merger dated as of August 10, 1994 (the "Merger Agreement"), the undersigned Carolco shareholder ("Significant
Shareholder") hereby enters into this Investor
Representation Agreement (this "Agreement").

WHEREAS, pursuant to the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware
(the "DGCL"), CAC will merge with and into Carolco with Carolco surviving (the "Merger") and, pursuant to the Merger, (i) the issued and outstanding shares of common stock, par value $.01 per share, of Carolco ("Carolco Common Stock") shall be converted into, and become exchangeable for, shares of common stock, $.01 par value per share, of LIVE ("LIVE
Common Stock") as set forth in the Merger Agreement;
and (ii) each issued and outstanding share of Series
A Convertible Preferred Stock of Carolco ("Carolco
Series A Preferred Stock") shall be converted into, and become exchangeable for, one share of Series D
Convertible Preferred Stock of LIVE, par value $1.00
("LIVE Series D Preferred Stock"); and

WHEREAS, Carolco, LIVE, and CAC are willing to consummate the Merger only if such transaction will qualify as a tax free transaction under the Internal
Revenue Code of 1986, as amended.

NOW, THEREFORE, THE SIGNIFICANT SHAREHOLDER AGREES
AS FOLLOWS:

A.  The Significant Shareholder represents
to LIVE and Carolco as follows:

1.  The Significant Shareholder represents
that as of the date hereof it (a) is the record and beneficial owner of (x) 46,420,574 shares of Carolco
Common Stock and 40,000 shares of Carolco Series A
Preferred Stock (collectively, the "Carolco Shares") and (y) 4,029,223 shares of LIVE Common Stock and
15,000 shares of Series C Convertible Preferred
Stock of LIVE, par value $1.00 per share
(collectively, the "LIVE Shares") and (b) has the power to vote or consent as to matters concerning the Carolco Shares and the LIVE Shares.
2.  The Significant Shareholder (a)
represents that, as of the date hereof, it has no plan or intention to, and (b) agrees that, prior to the Effective Date as defined in Section 1.2 of the Merger Agreement, it will not form a plan or intention or enter into an arrangement to sell, transfer or otherwise dispose of any of the shares of LIVE Common Stock and/or LIVE Series D Preferred
Stock to be received in the Merger by the Significant Shareholder.

B.  The Significant Shareholder agrees as
follows:

1.  On or prior to the Effective Date, it
will not sell, transfer or otherwise dispose of any of its shares of Carolco Common Stock or Carolco
Series A Preferred Stock.

2.  (a)  Until the Effective Date, it will
not grant a proxy with respect to, or otherwise encumber, any of its Carolco Shares, nor will it acquire any additional Carolco Shares unless the Significant Shareholder executes an amendment whereby such additional shares become subject to this Agreement. The Significant Shareholder agrees that until the Effective Date it will not (i) deposit any Carolco Shares into any voting trust or similar arrangement, (ii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or (iii) take any action inconsistent with any of the foregoing. The
Significant Shareholder further agrees that, subject to its receipt of the Prospectus and Joint Proxy
Statement pursuant to which Carolco and LIVE propose to solicit proxies from their respective shareholders in connection with the Merger and the transactions contemplated thereby (the
"Prospectus"), it will vote all of the Carolco
Shares in favor of the Merger and the transactions contemplated hereby.

(b) Until the Effective Date, it will not grant a proxy with respect to, or otherwise encumber, any of its LIVE Shares, nor will it acquire any additional LIVE Shares unless the Significant Shareholder executes an amendment whereby such additional shares become subject to this Agreement. The Significant Shareholder agrees that until the Effective Date it will not (i) deposit any LIVE Shares into any voting trust or similar arrangement, (ii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or (iii) take any action inconsistent with any of the foregoing. The
Significant Shareholder further agrees that, subject to its receipt of the Prospectus, it will vote all of the LIVE Shares in favor of the Merger and the transactions contemplated hereby, the proposed amendments to the 1988 Stock Option and Stock
Appreciation Rights Plan of LIVE to increase the number of shares for which options may be granted by an additional 500,000 shares and the proposal to adopt the 1994 Stock Option and Stock Appreciation
Rights Plan of Carolco Entertainment Inc.

3.  The Significant Shareholder consents to
disclosure in the Prospectus of its intention to vote for the Merger and the transactions contemplated in the Merger Agreement.

4.  The Significant Shareholder agrees to
proceed with the proposed transactions on a prompt basis and to use its reasonable best efforts to prepare all documentation, obtain all necessary consents, authorizations, approvals and waivers required in connection with the consummation of the Merger (including any filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of
1976, as amended, with respect to such Significant
Shareholder) and take all other actions necessary to consummate the transactions contemplated hereby in a manner consistent with applicable law, including, but not limited to, executing the Carolco
Entertainment Registration Rights Agreement attached to the Merger Agreement as Exhibit 9.10 (the
"Carolco Entertainment Registration Rights
Agreement") and the Amendment to the Standby
Purchase and Investment Agreement attached to the Merger Agreement as Exhibit 9.9(c).

5.  The Significant Shareholder accepts and
agrees to the terms of the Carolco Entertainment
Registration Rights Agreement and agrees that such agreement shall supersede and replace all registration rights existing as of the Effective
Date with respect to all Carolco securities owned by it as of the Effective Date and all LIVE securities owned by it as of the Effective Date (other than the Series C Convertible Preferred Stock of LIVE and the
LIVE Common Stock underlying such stock
(collectively, the "Series C Securities") as to which the existing registration rights agreement
(the "LIVE Registration Rights Agreement") shall remain in full force and effect). The Significant
Shareholder agrees that the registration rights granted to it pursuant to the LIVE Registration
Rights Agreement are subject to the provisions of
Section 3(b) of the Carolco Entertainment
Registration Rights Agreement respecting the exclusivity during the MGM Registration Period (as defined in the Carolco Entertainment Registration
Rights Agreement) of the registration rights granted to MGM under Section 3(a) of the Carolco
Entertainment Registration Rights Agreement as if the Significant Shareholder were a Holder (as defined in the Carolco Entertainment Registration
Rights Agreement) with respect to the Series C
Securities. The provisions of this Section B.5 will apply to the transferees of the Significant
Shareholder's Series C Securities. MGM is an intended third party beneficiary of this Section
B.5.

C.  This Agreement will terminate upon the
earlier to occur of (i) the Effective Date (other than with regard to Paragraph A.2 of this Agreement) and (ii) the termination of the Merger Agreement pursuant to the terms of Section 11.1 thereof, but in no event later than December 31, 1994 unless an extension of such date is agreed to by the Significant Shareholder.

D.  In the event of a waiver by Carolco or
LIVE of any material condition, covenant or breach, or in the event of an amendment of any material term, of the Merger Agreement without the consent of the Significant Shareholder, then the Significant
Shareholder shall be entitled to rescind this Agreement within five (5) business days of receipt of notice of such waiver or amendment.

E.  On or prior to the Effective Date, LIVE
shall pay to the holders of record as of the Effective Date of the LIVE Series C Preferred Stock, an amount in cash equal to all accrued and unpaid
Series C Cash Dividends at the Series C Cash Rate from the date of issuance of the LIVE Series C
Preferred Stock until the Effective Date.  The terms
"Series C Cash Dividends" and "Series C Cash Rate" shall have the meanings ascribed thereto in the Amended and Restated Certificate of Incorporation of
LIVE (the "Certificate").

F.  As long as the Significant Shareholder
owns at least a majority of the LIVE Series C
Preferred Stock outstanding as of the Effective
Date, if LIVE proposes to declare, pay or set aside for payment any dividend (other than in shares of Junior Stock (as defined in the Certificate) or other distribution in respect of its Junior Stock, or call for redemption, redeem, purchase or otherwise acquire for any consideration (other than shares of its Junior Stock) any shares of its Junior
Stock, any warrants, rights, call or options exercisable for any shares of Junior Stock, then
LIVE shall offer to redeem any shares of LIVE Series
C Preferred Stock owned by the Significant
Shareholder at the Series C Redemption Price (as defined in the Certificate) and if the Significant
Shareholder accepts such offer, LIVE shall redeem such shares of LIVE Series C Preferred Stock at the Series C Redemption Price prior to making any such dividend, distribution or call. If the Significant
Shareholder does not accept such redemption offer within three (3) business days of receiving written notice of such offer from LIVE, then LIVE shall not be prohibited from making any such dividend, distribution or call. The provisions of this Paragraph F apply only to the Significant
Shareholder and are not transferable to any transferee who acquires the Significant
Shareholder's LIVE Series C Preferred Stock.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement on August 10, 1994.

PIONEER LDCA, INC.

By:          /s/ Tetsuro Kudo
Name:  Tetsuro Kudo
Its:  President

Agreed to and accepted as of
the date first written above:

CAROLCO PICTURES INC.

By:          /s/ Robert W. Goldsmith
Name:  Robert W. Goldsmith
Its:  Senior Vice President


LIVE ENTERTAINMENT INC.

By:          /s/ Roger A. Burlage
Name:  Roger A. Burlage
Its: President and Chief Executive Officer